

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000


<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   MAR-31-1997
<CASH>                                         18
<SECURITIES>                                   0
<RECEIVABLES>                                  68
<ALLOWANCES>                                   6
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0       <F1>
<PP&E>                                         3881
<DEPRECIATION>                                 1587
<TOTAL-ASSETS>                                 3100
<CURRENT-LIABILITIES>                          0       <F1>
<BONDS>                                        1285    <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     777
<TOTAL-LIABILITY-AND-EQUITY>                   3100
<SALES>                                        0
<TOTAL-REVENUES>                               194
<CGS>                                          0
<TOTAL-COSTS>                                  84      <F3>
<OTHER-EXPENSES>                               38      <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             29
<INCOME-PRETAX>                                24      <F5>
<INCOME-TAX>                                   10
<INCOME-CONTINUING>                            17
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   17
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0

<F1> Not applicable because GATC has an unclassified balance sheet.
<F2> This value consists of two components: Long-term Debt of 1,181 million and Capital Lease Obligations of 104 million. Short-term Debt is not included in this calculation.
<F3> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F4> This value consists of the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F5> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliates.



